Exhibit 5.2

May 26, 2026

LiqTech International, Inc.

c/o LiqTech North America, Inc.

1804 Buerkle Road

White Bear Lake, MN 55110

Ladies and Gentlemen:

We have acted as counsel to LiqTech International, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offering and sale by the Company of (a) shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares (the “Pre-Funded Warrant Shares”) of Common Stock to be evidenced by the form of pre-funded warrant instrument attached as Exhibit 4.11 to the Registration Statement (the “Pre-Funded Warrant Instrument”), pursuant to the Underwriting Agreement to be entered into by and between the Company and Konik Capital Partners LLC, a division of T.R. Winston & Company, LLC, as the Underwriter (as defined therein and hereinafter referred to as the “Underwriter”), in the form filed by the Company as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), and (b) warrants (the “Underwriter Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to the Underwriter to purchase shares (the “Underwriter Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”) of Common Stock to be evidenced by the form of warrant instrument attached as Exhibit 4.10 to the Registration Statement (the “Underwriter Warrant Instrument” and, together with the Pre-Funded Warrant Instrument, the “Warrant Instruments”), each in such amounts as specified in the Registration Statement and to be sold or issued, as applicable, by the Company. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the offering of the Warrants thereunder. For purposes of rendering these opinions, we have examined: (i) the Registration Statement; (ii) the Underwriting Agreement; (iii) the Warrant Instruments attached as Exhibits 4.10 and 4.11 to the Registration Statement; and (iv) a certificate of an officer of the Company, dated as of the date hereof. Other than our examination of the documents listed in (i) through (iv) above, we have not examined any other documents or made any independent investigation for the purpose of rendering this opinion.

May 26, 2026

For purposes of rendering our opinions below, we have not examined any document other than the documents listed above and assume there exists no provision in any document relating to the matters covered by our opinions below that we have not examined that is inconsistent with the documents listed above or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

For purposes of this opinion letter, we have assumed that: (a) each document examined by us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) all signatures on each such document are genuine; (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and (f) the Company’s issuance of the Warrants and the Warrant Shares issuable on exercise thereof have been fully authorized by all necessary action of the Company and its Board of Directors under the law of the State of Nevada, and those actions and resolutions have not been and will not be revoked, modified or amended. We have further assumed (i) the legal capacity of natural persons, and (ii) that each party to the documents we have examined has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

In rendering our opinions below, we also have assumed that (i) the Warrants will be offered in the manner and on the terms identified or referred to in the Registration Statement and the prospectus included in the Registration Statement (the “Prospectus”), including all supplements and amendments thereto, (ii) the Underwriting Agreement constitutes the valid and binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, and (iv) the exercise price for the Warrant Shares upon the exercise of the Warrants in accordance with the terms of the applicable Warrant Instrument, in each case, will equal or exceed the then par value of a share of Common Stock. We have not verified any of the foregoing assumptions.

Our opinions set forth below in numbered paragraphs 1 and 2 are limited to the laws of the State of New York. We express no opinion with respect to Nevada law.

Based upon and subject to the foregoing, it is our opinion that:

1.    When the Underwriter Warrant Instrument has been executed and delivered by the Company and the Underwriter Warrants have been issued to the Underwriter as contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement, the Underwriter Warrant Instrument will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.    When the Pre-Funded Warrant Instrument has been executed and delivered by the Company and the Pre-Funded Warrants have been issued as contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement, the Pre-Funded Warrant Instrument will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

May 26, 2026

Our opinions in numbered paragraphs 1 and 2 above are subject to the effects of applicable bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, and other similar laws affecting the rights and remedies of creditors or secured parties generally, and to the effects of general principles of equity, whether considered in a proceeding at law or equity, including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing and the public policy against indemnification for violations of United States securities law.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement, and to the reference to this firm in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Yours truly, /s/ K&L Gates LLP